AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT


     This Amended and Restated Executive Employment Agreement ("Agreement") is made and entered into on January 31, 2006 by and between First Federal Savings and Loan Association of Edwardsville (the "Association"), a federally chartered stock savings association, with its principal place of business at 300 St. Louis Street, Edwardsville, Illinois 62025, and Lawrence Mosby (the "Executive").

     WHEREAS, the Executive is currently employed as the President and Chief Executive Officer of the Association pursuant to an Executive Employment Agreement dated June 29, 2004 (the "2004 Agreement");

     WHEREAS, the Executive desires to continue his active role as a management employee of the Association from the date of this Agreement through September 30, 2006 and to provide consulting services to, and continue to receive his regular salary from, the Association from October 1, 2006 through December 31, 2006; and

     WHEREAS, the Executive and the Association desire to amend and restate the 2004 Agreement on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties hereby agree as follows:

1.   TERM AND TERMINATION.

     (a) The term of this Agreement shall be from the date of this Agreement through December 31, 2006 or, if earlier, the date of termination of this Agreement pursuant to the succeeding paragraphs of this Section (the "Term"). The "Active Employment Term" means the period from the date of this Agreement through September 30, 2006 or the end of the Term, whichever is earlier. The "Consulting Term" means the portion of the Term after September 30, 2006. Notwithstanding the foregoing, the Active Employment Term may, at the sole discretion of the Board of Directors of the Association (the "Board"), be extended for an additional three months and the Consulting Term may begin after the expiration of the extended Active Employment Term, so that the term of this agreement ends on March 31, 2007.

     (b) This Agreement shall terminate upon the Executive's death. In the event of Executive's death during the Term of the Agreement, his estate, legal representatives, or named beneficiaries (as may be directed by the Executive in writing) shall be paid Executive's salary at the rate in effect at the time of Executive's death for a period of six (6) months from the date of the Executive's death or until the date upon which this Agreement was to terminate pursuant to Section 2, whichever is earlier, and the Association will continue to provide medical and other benefits previously provided to Executive's family during such period at the expense of the Association.

     (c) This Agreement shall terminate upon the Executive's disability. For this purpose, "disability" means the Executive's becoming materially incapacitated from fully performing Executive's duties under this Agreement

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(taking into account  reasonable  accommodation by the Association to the extent required by law) by reason of any illness, injury, or any other condition for any period of time in excess of the paid and unpaid leave to which he may then be entitled pursuant to the Association's policies as may be in effect from time to time or by law. Provided, nothing in this paragraph shall limit the Executive's rights under the Family Medical Leave Act, the Americans with Disabilities Act, or any other applicable statute.

     (d) The Association may terminate this Agreement upon written notice to the Executive for "Cause." "Cause" means the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional or negligent failure to perform his duties, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution industry. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock option granted to Executive under any stock option plan of the Association, First Federal Financial Services, Inc. (the "Company"), or any subsidiary or affiliate of the Association or the Company, shall become null and void effective upon the termination of this Agreement by the Association for Cause.

2.   POSITION AND RESPONSIBILITIES.

     (a) Executive will serve as Chief Executive Officer ("CEO") of the Association, or in such other capacity as the Board may from time to time reasonably designate, during the Active Employment Term. The Executive shall cease to be an officer of the Association at the end of the Active Employment Term.

     (b) During the Consulting Term, the Executive shall provide such consultation and advice as the Board or the Association's officers may from time to time reasonably request, with such consultation and advice to be rendered by the Executive at such time or times as are reasonably convenient for him and the Association, and in no case shall the Executive be required to provide such services for more than 10 hours per week.

     (c) Executive shall be deemed a management employee of the Association through the end of the Term of this Agreement for purposes of any bonus or incentive plan then in effect for the Association's management employees.

     (d) Notwithstanding anything else in this Agreement, the Association may at any time during the Term suspend or terminate all of the Executive's duties and responsibilities and limit or eliminate his powers and duties on behalf of the Association, but this shall not affect the Association's obligations to pay Executive his salary hereunder through the termination of this Agreement, except as may be required under Section 9 of this Agreement.

     (e) The Executive shall, both during and after the Term, upon reasonable notice, furnish such information and assistance to the Association as may reasonably be required by the Association in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. In

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consideration  for  Executive's  assistance if after the Term,  the  Association shall compensate Executive at an hourly rate as reasonably determined by the Board.

3.   COMPENSATION AND BENEFITS.

     (a) The Association shall pay Executive as compensation for all services to be required of him a salary equal to $96,036.00 per year through the end of the Term, which salary shall be pro rated for any part of a year during which this Agreement is in effect. Such salary shall be payable in accordance with the Association's regular periodic payroll periods for the payment of its management employees now in effect or as the Association may reasonably adopt from time to time.

     (b) The Association will provide Executive with employee benefits and allow him to participate in such retirement, medical, and other benefit plans as are provided to the Association's management employees generally from time to time during the Term, subject to the requirements of any such benefit plan or insurance policy (such as minimum hours of employment required for participation).

4. OUTSIDE ACTIVITIES.

     The Executive may during the term of this Agreement serve as a member of the board of directors of business, community, and charitable organizations, subject to the approval of the Board, provided that in each case such service shall not materially interfere with the performance of his duties under this Agreement or present any conflict of interest. Such service to and participation in outside organizations shall be presumed for these purposes to be for the benefit of the Association, and the Association shall reimburse the Executive his reasonable expenses associated therewith.

5.   WORKING FACILITIES AND EXPENSES.

     The Executive's principal place of employment during the Active Employment Term shall be at the Association's principal offices, and during such period the Association shall provide the Executive, at his principal place of employment, with a private office, stenographic services and other support services and facilities suitable to his position with the Association and necessary or appropriate in connection with the performance of his duties under this Agreement. The Association shall reimburse the Executive for his ordinary and necessary business expenses incurred in connection with the performance of his duties under this Agreement, including, but not limited to, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Association, and travel and reasonable entertainment expenses. Reimbursement of such expenses shall be made upon presentation to the Association of an itemized account of the expenses in such form as the Association may reasonably require.

6.   NOTICES.

     All notices and communications required or permitted under this Agreement shall be given, if to the Association, at its principal place of business, and if to the Executive, at his home address, which he shall provide to Association and update as necessary, or to any other address either party may specify to the

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other by written notice pursuant to this Section.  Notices shall be deemed given three (3) business days after placed in the United States mail with postage prepaid, or when actually received if given in any other manner.

7.   NON-COMPETITION.

     (a) Executive agrees that he will not Compete (as defined below) anywhere within the Non-Compete Area (as defined below) at any time during the Non-Compete Period (as defined below).

     (b) For purposes of this Agreement, "Compete," "Competes with," "Competing," and similar terms mean to work for or advise, consult with, assist, or otherwise serve, directly or indirectly, whether as an employee, independent contractor, director, consultant, owner, or otherwise, any commercial bank, home savings bank, savings and loan association, credit union, other financial institution, or other entity whose business materially competes with the depository, lending, or other business activities of the Association, the Company, or any other affiliate (but as to affiliates other than the Association or the Company, only those that are existing and constitute affiliates while Executive is employed by the Association, the Company, or another affiliate, whether such employment is pursuant to this Agreement or otherwise).

     (c) The "Non-Compete Area" means all of St. Clair County and Madison County in Illinois. For purposes of this Agreement, Executive's activities during the Non-Compete Period shall be deemed to be within the Non-Compete Area if (i) Executive is employed by, consults with, or otherwise assists or serves any bank, home savings bank, credit union, savings and loan association, or other financial institution that has an office within Madison or St. Clair Counties in Illinois, regardless of the location of Executive's principal office, if any, provided for him by such entity, or (ii) Executive would be deemed to be Competing in the Non-Compete Area without regard to this sentence. Provided, however, clause (i) of the preceding sentence shall not apply if Executive is employed in a state other than Illinois or Missouri. Executive acknowledges and agrees that the scope of the restriction on Competing as set forth in this paragraph is reasonable because of the clarity and reduction of the chance of ambiguity it provides and in view of the ease with which banking business may be transacted electronically and by other means that would otherwise allow the spirit and intent of the provisions of this Section 7 to be frustrated.

     (d) The "Non-Compete Period" means the time period from the Effective Date until one (1) year after the later of the termination of this Agreement, or if Executive is employed by the Association, Company, or another affiliate at any time after the termination of this Agreement, the termination of Executive's employment by such affiliate, regardless of the reason for termination and regardless of whether termination is initiated by Executive or by the Association, Company, or other affiliate.

     (e) Executive  agrees that he will not, at any time during the  Non-Compete
Period: (i) induce or attempt to induce any person to leave the employ of the Association, Company, or any other affiliate; or (ii) induce or attempt to induce any customer or potential customer not to transact business with the Association, Company, or any other affiliate or to transact business with any entity that Competes with the Association, Company, or any Affiliate.

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

     (f) The restrictions on Executive's activities shall cease to apply and Executive shall be permitted to Compete without restriction if Executive's employment is terminated other than for Cause, including the Association giving Executive a Non-Renewal Notice. The aforementioned restrictions on Executive's activities shall apply and Executive shall not be permitted to Compete if Executive gives Association a Non-Renewal Notice or terminates his employment in breach of this Agreement.

8.   CONFIDENTIAL INFORMATION.

     (a) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Association, as may exist from time to time, are valuable, special, and unique assets of the Association. Executive acknowledges that the business of the Association is highly competitive and that the Association has provided and will provide Executive with access to Confidential Information (as defined below) relating to the business of the Association, the Company, and other Affiliates. Executive agrees that he will not, during or after Executive's employment has terminated with the Association, make any disclosure of Confidential Information except (i) as necessary in the performance of his duties on behalf of the Association or another Affiliate, (ii) as may be required to be provided to any federal or state banking agency with jurisdiction over the Association or Executive, or
(iii) as may be required by any court order or lawfully issued subpoena. Executive also agrees to preserve and protect the confidentiality of each third party's confidential information (such as, for example, confidential information of a customer of the Association obtained by Executive in the course of his employment) to the same extent, and on the same basis, as the Confidential Information.

     (b) For purposes of this Agreement, "Confidential Information" means and includes the confidential or proprietary information, business and marketing plans, and trade secrets that have been or are hereafter developed or used by the Association, the Company, or any other Affiliate and which cannot be obtained readily by third parties from outside sources. Confidential Information includes, by way of example and without limitation, the following information regarding: (i) plans for additional branches, possible locations of future branches, and the plans for the marketing of business at those branches; (ii) customers (including, but not limited to, the name, title, and position of the customer's key personnel with respect to business (of the type conducted with Association or any other Affiliate, and the specific needs, preferences, concerns, corporate "personality," and other information about any customer that is or would be useful in obtaining and maintaining the customer's repeat business and goodwill); (iii) employees and applicants for employment (including, but not limited to, educational background, particular skills and abilities, work history, compensation data, work preferences, home telephone number, address, current availability, and other information that is useful in attracting and assessing qualified employee applicants); and (iv) marketing, financial, and industry information that is not generally known to the public (including, but not limited to, strategies, financial information, methods, and proposals).

     (c) The provisions of this Section 8 may be enforced by an action for a temporary restraining order, preliminary injunction, and permanent injunction, in addition to all other remedies available to the Association in equity or at law.

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     (d) The  terms of this  Section 8 shall  survive  the  termination  of this
Agreement and the termination of Executive's employment.

9.   REGULATORY PROVISIONS.

     (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) (12 USC ss.1818(e)(3)) or 8(g) (12 USC ss.1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e) 12 ss.1818(e)) or 8(g) (12 USC ss.1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (c) If the Association is in default as defined in Section 3(x) (12 USC ss. 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Association under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (d) All obligations of the Association under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Association, (i) by the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) (12 USC ss.1813(c)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989; or (ii) when the Association is determined by the FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (e) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Association, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

10.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to the execution, attachment, levy, or similar process or assignment by operation of law, any

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attempt,  voluntary  or  involuntary,  to affect any such action  shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Association and their respective successors and assigns, provided that Executive may not assign any of his rights or obligations hereunder except the right to receive money.


11.  ENTIRE AGREEMENT; MODIFICATION; WAIVER.

     (a) This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supercedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, including the 2004 Agreement.

     (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument executed by the party charged with such waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

12.  RELEASE OF CLAIMS.

     (a) The Executive on behalf of himself, his heirs, executors, trustees, administrators, successors, and assigns, past and present, and anyone claiming through or under them, hereby releases and forever discharges the Association, the Company, and all of their related, affiliated, subsidiary, and predecessor companies, and their past and present shareholders, directors, officers, employees, agents, and assigns (collectively, the "Association Affiliates"), of and from any and all claims, charges, demands, damages, and suits of every kind and nature whatsoever, whether by common law or by statute, foreseen or unforeseen, known or unknown, which the Executive has or may have against any of them as of the date of this Agreement, including, but not limited to, those arising out of the Executive's employment by the Association; any breach of an express or implied contract of employment between the Executive and the Association; any claim of unjust or tortious discharge (including any claim of fraud, negligence, or intentional infliction of emotional distress); any claims of violations arising under the Civil Rights Act of 1964, 42 U.S.C. ss.2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. ss.621 U seq., the Fair Labor Standards Act of 1938, 29 U.S.C. ss.201 et seq., the Rehabilitation Act of 1973, 29 U.S.C. ss.701 et seq., and any and all other federal, state, or local statutes, laws, and ordinances.

     (b) The Executive further agrees that he will not file suit or otherwise submit any other charge, claim, complaint, or action of any nature whatsoever to any governmental agency, court, organization, or judicial forum (nor will he permit any person, group of persons, or organization to take such action on his behalf) against the Association or any of the Association Affiliates arising out of any actions or non-actions that have occurred on the part of the Association

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or any of the  Association  Affiliates  at any  time  prior to the date of or in connection with this Agreement.

     (c)  Nothing  herein  shall  limit  the  Executive's   rights  against  the
Association for any breach of this Agreement after the date hereof.

13.  SURVIVAL OF OBLIGATIONS.

     Every term of this Agreement that provides for a party to perform or refrain from performing any act after the end of the Term shall survive the termination of this Agreement. Those terms include, but are not limited to, the provisions of Sections 2(e), 7, 8, and 12.

14.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the fullest extent be consistent with law continue in full force and effect.

15.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning of interpretation of any of the provisions of this Agreement.

16.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Illinois but only to the extent not superceded by federal law, and provided that any arbitration proceeding shall be governed by the Federal Arbitration Act.

17.  ARBITRATION.

     (a) Any dispute arising under or in connection with this Agreement or Executive's employment by Association or the Company shall be resolved pursuant to arbitration, provided that nothing herein shall prevent either party from seeking a temporary restraining order, preliminary injunction, permanent injunction, or other equitable relief for breach or threatened breach by the other party of any of the terms of this Agreement. All other disputes, including all disputes for money damages, shall be resolved by arbitration.

     (b) The arbitration shall be conducted before an arbitrator selected by agreement of the parties, and if the parties fail to agree on an arbitrator within 10 days of any party informing another that a dispute exists and therewith making a demand for arbitration, by the American Arbitration Association ("AAA") in accordance with its rules for selecting an arbitrator.

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     (c) The arbitration  shall be conducted at 103 West Vandalia Street,  Suite
300, Edwardsville, Illinois, or such other place in Madison County, Illinois as Association may designate.

     (d) The arbitration shall be conducted in accordance with the AAA's then effective arbitration rules. The arbitrator shall have all of the powers, both in law and in equity that would be available to a court having jurisdiction over the parties and over the subject matter of the dispute, but not the power to award punitive damages. Such powers shall include, but shall not be limited to, the power to require specific performance. Judgment upon an award in arbitration may be entered in any court. The parties agree that the determination of any dispute that may arise is essential and agree to seek speedy processing of any dispute by the arbitrator.

18.  INDEMNIFICATION.

     During the term of this Agreement and for a period of (1) year thereafter, the Association shall provide Executive at its expense (including his heirs, executors, and administrators) with coverage under the same standard directors and officers liability insurance policy provided to its directors and officers, if any, and shall indemnify Executive (and his heirs, executors, and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his having been a director or officer of the Association (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not limited to, judgment, court costs and attorney's fees and the cost of reasonable settlements (such settlements must be approved by the Board). If such action, suit, or proceeding is brought against Executive in his capacity as an officer or director of the Association, however, such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

19.  SUCCESSOR TO THE ASSOCIATION.

     The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business assets of the Association or the Company, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

20.  EXECUTIVE'S POWER TO REVOKE; TIME TO CONSIDER.

     (a) This instrument constitutes an irrevocable offer by the Association during the 21 days after its execution by the Association and delivery to the Executive. The Executive's execution of this Agreement and delivery of it to the Association at anytime within 21 days thereafter shall make this Agreement effective and binding on both parties, subject to the terms of paragraph (b) of this Section.

     (b) The parties further agree and understand that the Executive may revoke his acceptance of this Agreement (other than the provisions of Sections 7, 8, 11, 12, 13, 17, 18, 19, and this Section 21) at any time within seven (7) days

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

after signing it. The Executive's notice of revocation must be in writing and received by an officer (other than the Executive) of the Association at the Association's principal place of business within seven (7) days after the Executive signs this Agreement. If the Executive so revokes this Agreement within seven (7) days of signing it, the Executive's employment by the Association shall immediately terminate and the parties shall have no further obligations to each other whatsoever, except as provided in Sections 7, 8, 11, 12, 13, 17, 18, 19, and this Section 21 of this Agreement. If the Executive does not revoke this Agreement within seven (7) days after signing it, this Agreement's effectiveness shall become final and binding on both parties on the 8th day after the Executive signs it.

     (c) The Executive acknowledges that he is voluntarily entering into this Agreement after advice from independent counsel and understands all of its terms and effects, including that after it becomes final he will not have any right to bring any claim against the Association with respect to his employment or for any other reason.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ATTEST:                                  FIRST FEDERAL SAVINGS AND
                                         LOAN ASSOCIATION OF
                                         EDWARDSVILLE


/s/ Linda R. Werner                      By: /s/ Joseph B. Helms
------------------------------               -----------------------------------
Secretary                                    Name: Joseph B. Helms
                                             Title: Chairman of the Board


                                         EXECUTIVE:


                                         /s/ Lawrence Mosby
                                         ---------------------------------------
                                         Lawrence Mosby